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                                                                  EXHIBIT 10.16

                          BORROWER SECURITY AGREEMENT

                  This BORROWER SECURITY AGREEMENT is made and entered into as of May 25, 1995 by INDIAN OIL COMPANY, an Illinois corporation (the "Borrower"), having its chief executive office at South Seventh Street, Lawrenceville, Illinois 62439, in favor of BT COMMERCIAL CORPORATION ("BTCC"), as collateral agent (in such capacity and together with any successors in such capacity, the "Agent"), for each of the Line of Credit Lenders (BTCC and MeesPierson N.V., New York Agency) and Bankers Trust Company, as Issuing Lender (collectively, and together with any assignees of such lenders, the "Lender Parties") parties to the Letter Agreement (as hereafter defined).

                              W I T N E S S E T H:

                  WHEREAS, the Borrower is entering into a line of credit letter agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Letter Agreement"; capitalized terms which are used herein and not otherwise defined shall have the meanings given to them in the Letter Agreement) with the Lender Parties and the Agent, as administrative and collateral agent, pursuant to which the Lender Parties have agreed, subject to the terms and conditions therein, to extend in their sole discretion certain financial accommodations to the Borrower; and

                  WHEREAS, it is a condition precedent to the obligations of the Lender Parties under the Letter Agreement that the Borrower execute and deliver to the Agent this Agreement.

                  NOW THEREFORE, in consideration of the premises and in order to induce the Lender Parties to extend financial accommodations to the Borrower under the Letter Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees as follows:

                  SECTION Creation of Security Interest. The Borrower hereby pledges, assigns and grants to the Agent, for the equal and ratable benefit of itself and the Lender Parties (collectively, the "Secured Parties"), a continuing perfected lien on and security interest in all of the right, title and interest of the Borrower in and to the Collateral (as such term is defined in Section 2 hereof) in order to secure the prompt and complete payment and performance when due (whether upon demand or otherwise) of all the Secured Obligations (as such term is defined in Section 3 hereof).


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                  SECTION Collateral. For purposes hereof, the "Collateral"
shall mean:

                  (a) Accounts. All of the Borrower's accounts, including, without limitation, (i) all accounts receivable, (ii) all unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iv) all reserves and credit balances held by the Borrower with respect to any such accounts receivable or account debtors and (v) all guarantees or collateral for any of the foregoing (all of the foregoing property and similar property being hereinafter referred to as "Accounts");

                  (b) Inventory. All of the Borrower's inventory in all of its forms, whether in the possession of the Borrower, of Indian Refining Limited Partnership ("IRLP") pursuant to the Processing Agreement of even date herewith between the Borrower and IRLP (the "Processing Agreement") or of any other individual, corporation, partnership or other legal entity ("Persons"), including, without limitation, (i) all elements, catalysts (including platinum), or other chemicals used in connection with the processing and/or manufacture of petroleum and petroleum by-products, all hydrocarbons, crude oil, other refining feedstocks and blend feedstocks, petroleum and petroleum by-products used, consumed or produced in or by Pledgor's business, and all other raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, (iii) all goods returned to or repossessed by the Borrower; and (iv) all accessions thereto and products thereof and documents therefor (all of the foregoing property being hereinafter referred to as "Inventory");

                  (c) Equipment. All of the equipment owned or leased by the Borrower in all of its forms, including, without limitation, all machinery, office equipment and supplies, computers and related hardware, central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input and output devises, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment and all parts thereof and all accessions thereto (all of the foregoing property being hereinafter referred to as "Equipment");

                  (d) Intangibles. All of the Borrower's general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit for which the Borrower is a beneficiary and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, drafts, trusts, warehouse receipts, bills of lading, leases and leasehold interests which are permitted to be assigned or pledged, deposit accounts, money, tax refund claims, contract rights, rights of setoff, rights of contribution, indemnity rights and all other rights (including all rights to the payment of money) which are permitted to be assigned or pledged, other


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obligations of any kind and interest on any of the foregoing (all of the foregoing property and similar property being hereinafter referred to as "Intangibles");

                  (e) Agreement Collateral. All of the agreements listed in
Schedule 2(e) hereto (the "Basic Agreements") and all other agreements (including without limitation all Hedging Contracts or Positions) to which the Borrower is now or may hereafter become a party or of which the Borrower is now or hereafter an assignee, and all letters of credit for which the Borrower is a beneficiary, in each case, as such agreements may be amended or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements, (iv) all rights of the Borrower under any liens or security interests granted under the Assigned Agreements, and (v) the right of the Borrower to amend, modify or terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all of the foregoing being the "Agreement Collateral");

                  (f) Chattel Paper. All of the Borrower's chattel paper, including, without limitation, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods;

                  (g) Other Property. All other tangible and intangible personal property of the Borrower of whatsoever nature and description, and in whomsoever's possession, including, without limitation all rights, assets and property purchased by the Borrower from IRLP pursuant to the Asset Purchase Agreement of even date herewith between IRLP, as seller, and the Borrower, as buyer (the "Purchase Agreement"); and

                  (h) After-acquired Collateral and Proceeds. The Collateral shall include all of the kinds and types of property described in this Section 2, whether now owned or hereafter at any time arising, acquired or created by the Borrower and wherever located and in whomsoever's possession, and includes all replacements, additions, accessions, substitutions, repairs, proceeds and products relating thereto or therefrom, and all documents, books, records, ledger sheets, print-outs, computer discs, computer software and other paper containing information relating to the Collateral and files of the Borrower relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by the Borrower upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases, deposit accounts, money, tax refund claims, contract rights, goods or equipment

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or otherwise, (ii) any such items which are now or hereafter acquired by the
Borrower with any proceeds of Collateral hereunder and (iii) cash.

                  SECTION 3. Secured Obligations. For purposes hereof, "Secured Obligations" shall mean all obligations and liabilities of the Borrower of any kind owing to the Agent or any Lender Party, whether now or hereafter owing or required to be paid to the Agent or any Lender Party, in respect of or under the Letter Agreement, the Notes, the Collateral Documents or any other document, instrument or certificate delivered by the Borrower in connection with the Letter Agreement and the line of credit granted thereunder (collectively, including the Guaranty and the Guarantors Pledge Agreement and related documents, the "Line Documents"). Without limiting the generality of the foregoing, the Secured Obligations include the obligation of the Borrower to pay principal, interest (including interest accruing on or after any assignment for the benefit of creditors, the issuing of a notice of intention to make a proposal or the making of a proposal under the United States Bankruptcy Code, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for such post-filing or post-petition interest is allowed), reimbursement obligations, letter of credit fees or commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other present and future amounts payable by the Borrower to the Agent or any Lender Party in respect of or under any Line Document.

                  SECTION 4. The Borrower's Representations and Warranties.

                  (a) Place of Business. The Borrower's only places of business and warehouses in which it leases space are listed on Schedule 4(a) hereto.

                  (b) Location of Collateral. All of the Collateral is located at the Borrower's chief executive office or other places of business or warehouses listed on Schedule 4(a) hereto, or at the Refinery (as such term is defined in the Processing Agreement) and other facilities maintained or used by IRLP listed on Schedule 4(b) hereto, or in transit between any such locations or, in the case of Inventory, in transit from suppliers or to customers, and not at any other location.

                  (c) No Restrictions on Collateral Disposition. Except insofar as Inventory is obligated to be sold to Louis Dreyfus Energy Corp. pursuant to its Agreement dated as of May 1, 1995 with the Borrower (as assignee of IRLP) (the "Dreyfus Agreement") none of the Collateral is subject to contractual obligations that may restrict or inhibit the Agent's rights or ability to sell or dispose of the Collateral or any part thereof after the occurrence of a Demand Event.

                  (d) Status of Accounts and Inventory. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Borrower or (in the case of Accounts sold to the Borrower pursuant to the Purchase Agreement) IRLP in the ordinary course of its business. The Borrower's and IRLP's customers have accepted the goods or services in

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respect of the Accounts, and owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, or counterclaim. When included in the Borrowing Base Certificate and the schedules attached thereto, each Account and item of Inventory conforms to the representations and warranties contained in this paragraph (d), and the standards for eligibility set forth in the definition of Eligible Accounts Receivable and Eligible Inventory, respectively.

                  (e) Possession and Control of Equipment and Inventory. The Borrower has exclusive possession and control of all Inventory, except only as IRLP has possession thereof in accordance with and for purposes of the Processing Agreement.

                  (f) Assigned Agreements. The Assigned Agreements have been duly authorized, executed and delivered by the Borrower and, to the best knowledge of the Borrower, by each other party thereto, have not been amended or otherwise modified, are in full force and effect and, to the best knowledge of the Borrower, are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement by the Borrower and, to the best knowledge of the Borrower, any other party thereto.

                  (g) Ownership; No Liens. The Borrower is, or will be at the time of acquisition thereof, the legal and beneficial owner of all of the Collateral, free and clear of any Lien other than the Lien created hereunder and Permitted Liens. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed by the Agent for the benefit of the Secured Parties and except such as for which UCC-3 termination statements or other similar documents terminating such financing statements have been executed by the secured parties named thereon and delivered to the Agent for filing in the appropriate recording office. No filing, of a financing statement or any other document, with any U.S., state or local governmental agency or authority is necessary, except as described in Schedule 4(g) hereto, to preserve or protect the Borrower's interest in and rights to, as contemplated by the Line Documents and the Purchase Agreement and the Processing Agreement, all of the Collateral from and against the claims and demands of any and all persons claiming the same or any interest therein (other than Permitted Liens against the Borrower), including without limitation IRLP and creditors of IRLP. This Agreement creates a valid and, immediately upon the filing of the documents listed in Schedule 4(g) hereto in the corresponding governmental offices listed therein, perfected first priority security interest in all of the Collateral securing the payment of the Secured Obligations, except to the extent that under the Uniform Commercial Code as enacted in applicable jurisdictions possession of an item of Collateral by the secured party is the exclusive means of perfecting a security interest therein.


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                  SECTION 5. Covenants of the Borrower.

                  (a) Defend Against Claims. The Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, other than Permitted Liens, unless the Agent otherwise agrees in writing. The Borrower shall not permit any Lien notices with respect to the Collateral or any portion thereof to exist or be on file in any public office, other than Permitted Liens.

                  (b) Change in Collateral Location. The Borrower shall not (i) change its legal name or do business under any name other than its legal name,
(ii) change the location of its chief executive office or establish any place of business other than those specified in Schedule 4(a) hereto, (iii) move or permit movement of the Collateral from the locations specified in Schedules 4(a) and 4(b) hereto except from one such location to another such location, or (iv) keep its records concerning the Collateral at any location other than the location designated as its chief executive office in Schedule 4(a) hereto.

                  (c) Additional Financing Statements, Etc. Promptly upon the reasonable request of the Agent, at the expense of the Borrower, the Borrower shall execute and deliver or use its best efforts to procure any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance satisfactory to the Agent, mark any chattel paper, deliver any chattel paper or instruments to the Agent and take any other actions that are necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection and the first priority of the Agent's security interest in the Collateral and the Borrower's ownership or other interests in the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (including IRLP and creditors of IRLP), other than holders of Permitted Liens, to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, or to effect the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Borrower shall: (i) mark conspicuously each chattel paper included in the Collateral and, at the request of the Agent, each of its records pertaining to the chattel paper with a legend, in form and substance satisfactory to the Agent, indicating that such chattel paper is subject to the security interest granted hereby; (ii) if any other Collateral shall be evidenced by a promissory note with a term of more than 90 days or other instrument or chattel paper, deliver and pledge to the Agent such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (iii) take such actions, or cause IRLP or any other third party to take such actions, including without limitation filing financing statements and posting signs at the third party's premises, as the Agent may require to protect the Borrower's ownership of or other interest in any Collateral in such third party's possession and the Agent's Lien hereunder thereon; (iv) only enter into Hedging Contracts or Positions or any similar contract or arrangement upon prior notice to the Agent and on terms and conditions (A) providing that any amounts which may become owing thereunder to the Borrower shall only be paid to the Agent or as it may otherwise direct and (B) otherwise acceptable to the Agent

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and the Line of Credit Lenders in their sole discretion; and (v) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, to perfect or continue the perfection and the first priority of the Agent's Lien granted or purported to be granted hereby.

                  (d) Additional Liens; Transfers. Without the prior written consent of the Agent, the Borrower shall not in any way (i) hypothecate or create or permit to exist any Lien, security interest, charge or encumbrance on or other interest in the Collateral, except for the Liens created hereunder and Permitted Liens, or (ii) sell, transfer, assign (by operation of law or otherwise), pledge, collaterally assign, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that the Borrower may sell Inventory to its customers pursuant to the Dreyfus Agreement or otherwise in the ordinary course of business, provided, that Inventory consisting of platinum catalyst may be sold by the Borrower only on prior written notice to the Agent and only on such price and other terms as are acceptable to the Line of Credit Lenders in their sole discretion. Upon any such permitted sale of Collateral the Agent shall release its Lien in favor of the Secured Parties thereon, provided that the proceeds of such sale shall be directly deposited in the Loan Account for application in accordance with the Letter Agreement. If the proceeds of any sale of Inventory or any other permitted sale of Collateral consist of notes, instruments, documents of title, letters of credit or chattel paper (collectively "Non-cash Proceeds"), such Non-cash Proceeds shall be promptly delivered to the Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition. At any time as Collateral, or any part thereof, is sold, transferred, assigned, exchanged or otherwise disposed of, whether as permitted hereunder or in violation of the provisions hereof, the Borrower shall hold the proceeds thereof for the benefit of the Agent, and promptly transfer such proceeds to the Agent in kind in accordance with the Letter Agreement.

                  (e) Contractual Obligations. The Borrower shall not enter into any contractual obligations which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of a Demand Event.

                   (f) Further Obligations With Respect to Accounts. In furtherance of the continuing assignment of and security interest in the Accounts of the Borrower granted pursuant to this Agreement, upon the creation of Accounts, the Borrower shall execute and deliver to the Agent in such form and manner as the Agent may require, solely for its convenience in maintaining records of Collateral, such confirmatory schedules of Accounts, and other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request, the Borrower shall provide the Agent with copies of agreements with, or purchase orders from, the customers of the Borrower and copies of invoices to customers,

                                     - 7 -
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proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Furthermore, promptly after its receipt thereof, the Borrower shall deliver to the Agent any documents or certificates of title issued with respect to any property included in the Collateral, any promissory note, letter of credit, document or instrument related to or otherwise in connection with any property included in the Collateral, which in any such case shall come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Agent, in each case with any necessary endorsements in favor of the Agent. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrower hereby authorizes the Agent to regard the Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by the Borrower's authorized officers or agents.

                   (g) Turnover of Collections. Unless a Demand Event has occurred and is continuing, the Borrower may and shall enforce, collect and receive, at its own expense, all amounts owing on the Accounts, for the benefit of and on behalf of the Secured Parties. In connection with such collections, the Borrower may take (and, at the Agent's direction, upon the occurrence and during continuance of a Demand Event the Borrower shall take) such action as the Borrower or the Agent may deem necessary or advisable to enforce collection of the Accounts owing to the Borrower. Such privilege shall terminate automatically, however, upon the occurrence of a Demand Event which has not otherwise been waived by the Line of Credit Lenders. Whether or not a Demand Event has occurred, the Borrower shall direct all of its account debtors to make all payments with respect to Accounts directly to such lockbox or lockboxes as may from time to time be established pursuant to agreements entered into by the Agent ("Lockboxes") including without limitation the Lockbox established pursuant to the Lockbox Processing Agreement between the Agent and Texas Commerce Bank National Association, a copy of which is attached hereto as
Schedule 5(g), and shall, except to the extent otherwise permitted by the Agent, notify all account debtors that (i) the Borrower has assigned to the Agent all of its rights to such payments and (ii) direct that the Agent shall be the payee of all such payments. Account debtors who make payment via wire transfer shall be directed to make their payment to such deposit account of the Agent as the Agent shall specify. Any checks, cash, notes or other instruments or property received by the Borrower shall be held by the Borrower in trust for the benefit of the Secured Parties, separate from the Borrower's own property and funds, and immediately (i) if received with respect to Accounts (A) transmitted to a Lockbox or (B) if such property is not suitable for deposit, turned over directly to the Agent with proper assignments or endorsements, or (ii) if received as insurance proceeds or with respect to any other source, turned over directly to the Agent (with proper assignments or endorsements, as necessary). No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

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                   (h) Notification of Disputes. The Borrower agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods; provided, that such notice shall only be required as to any such matter that affects Accounts outstanding at one time from any account debtor having a value greater than $250,000. The Borrower agrees to issue credit memos promptly (with duplicates to the Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence and continuance of a Demand Event. After the occurrence and during the continuance of a Demand Event, the Borrower agrees that, if the Agent so requests, all returned, reclaimed or repossessed goods shall be set aside by the Borrower, marked (to the extent practicable) with the Agent's name and held by the Borrower for the Agent's account as owner and assignee, or, at the election of the Agent, sold by the Borrower in the ordinary course of business.

                   (i) The Assigned Agreements. The Borrower shall, at its expense: (A) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, and maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time reasonably requested by the Agent, provided, that the Borrower shall maintain in full force and effect and enforce in accordance with their terms all Basic Agreements except as may otherwise be consented to in writing by the Line of Credit Lenders in their sole discretion; and (B) furnish to the Agent for inspection, upon the reasonable request of the Agent, copies of all notices, requests and other documents received by the Borrower under or pursuant to the Assigned Agreements, and upon the reasonable request of the Agent, make to each other party to any Assigned Agreement such requests for information and reports or such demands for action as the Borrower is entitled to make thereunder.

                  (j) Capital Stock. The Borrower shall not hold any capital stock of, or otherwise make or hold any equity investments in, any Person.

                   (k) Bank Accounts. The Borrower shall not open or establish any banking or other account with any financial institution, or deposit any remittance or payments received in respect of any Accounts or Assigned Agreements in any such account, without the prior written consent of the Agent.

                  (l) Insurance. The Borrower shall provide at its own expense, or shall cause IRLP or an affiliate to procure at its expense pursuant to the Processing Agreement, and maintain in full force and effect at all times with insurance carriers acceptable to the Line of Credit Lenders in their sole discretion, insurance covering such risks and in such amounts as the Line of Credit Lenders in their sole discretion may require. All such policies shall provide that (i) there shall be no recourse against the Agent or the Secured Parties for payment of premiums or other amounts with respect to such policies,
(ii) the insurer is required to provide the Agent with at least 30 days prior written notice of reduction of coverage or amount or of cancellation or non-

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renewal, and (iii) the proceeds of all policies shall be payable to the Agent.
All such policies shall insure the interests of the Secured Parties, as their interests may appear. The Borrower shall provide to the Agent such evidence of the maintenance of insurance in accordance with this paragraph (l) as the Agent may from time to time require.

                  SECTION 6. Remedies.

                  (a) Obtaining the Collateral Upon Default. If any Demand Event shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to other rights and remedies provided for herein and any rights now or hereafter existing under applicable law, shall have all rights and remedies as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may (and shall, if directed by a Line of Credit Lender):

                   (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Borrower's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower;

                   (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Agent;

                   (iii) withdraw, for application to the Secured Obligations, all monies, securities and instruments held in any deposit account maintained by of for the benefit of the Borrower;

                   (iv) sell, assign or otherwise liquidate, or direct the Borrower to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                   (v) take possession of the Collateral or any part thereof, by directing the Borrower in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event Borrower shall at its own expense:

                    (A) forthwith cause the same to be moved to the place or places so designated by the Agent and delivered to the Agent,

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                    (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent as provided in Section 6(b) hereof, and

                    (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

     it being understood that the Borrower's obligation to so deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by the Borrower of said obligation.

              (b) Disposition of the Collateral. Any collateral repossessed by the Agent under or pursuant to Section 6(a) hereof and any other Collateral whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. The Borrower acknowledges and agrees that, to the extent notice of sale shall be required by law, five days' notice (which may overlap in whole or in part with the ten-day period referred to in the fourth paragraph under "Mandatory Repayments" in the Letter Agreement) to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. To the extent permitted by any such requirement of law, the Agent may bid for and become the purchaser of the Collateral, or any item thereof, offered for sale in accordance with this Section without accountability to the Borrower (except to the extent of surplus money received). If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Agent need give the Borrower only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Borrower acknowledges that any disposition of the Collateral which takes place substantially in accordance with this Section 6 shall be deemed to be commercially reasonable.

              (c) Agent's Right to Protect Collateral. Upon the occurrence and continuance of a Demand Event, the Agent shall have the right at any time to make any payments and do any other acts the Agent may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or Lien which, in the reasonable judgment of the Agent, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, and/or the value of, the Collateral. The Borrower hereby agrees to reimburse the Agent for all payments made and expenses incurred under this Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for the Agent, including any of the foregoing payments under, or acts taken to protect its security interests in, the Collateral, which amounts shall be secured under this Agreement and which shall bear interest at the highest rate than in effect under the Letter Agreement during the period from and including the date on which such funds were so expended to the date of repayment, and agrees it shall be bound by any payment made or act taken by the Agent hereunder absent the Agent's gross negligence or willful misconduct. The Agent shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

              (d) Power of Attorney. The Borrower hereby irrevocably authorizes and appoints the Agent, or any Person or agent the Agent may designate, as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, at the Borrower's cost and expense, in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes and intent of this Agreement and to exercise all of the following powers upon and at any time after the occurrence and during the continuance of a Demand Event, which powers, being coupled with an interest, shall be irrevocable until all of the Obligations shall have been paid and satisfied in full:

                   (i) ask for, demand, collect, bring suit, recover, compromise, administer, accelerate or extend the time of payment, issue credits, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                   (ii) obtain and adjust insurance required to be paid to the Agent;

                   (iii) receive, take, endorse, negotiate, sign, assign and deliver and collect any checks, notes, drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above;

                   (iv) receive, open and dispose of all mail addressed to the Borrower and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                   (v) give customers indebted on Accounts notice of the Agent's interest therein, and/or to instruct such customers to make payment directly to the Agent for the Borrower's account and/or to request, at any time from customers indebted on Accounts, verification of information concerning the Accounts and the amounts owing thereon;

                   (vi) convey any item of Collateral to any purchaser thereof;

                   (vii) give any notices or record any Liens under Section 5(c) hereof;
                   (viii) make any payments or take any acts under Section 6(c) hereof; and

                   (ix) ile any claims or take any action or institute any proceedings that the Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

The Agent's authority under this section 6(d) shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign the Borrower's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Account and prepare, file and sign the Borrower's name on a proof of claim in bankruptcy or similar document against any customer of the Borrower, and to take any other actions arising from or incident to the rights, powers and remedies granted to the Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Borrower.

              (e) Application of Proceeds. All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Agent against the Obligations in such order as the Agent may determine in accordance with the Letter Agreement.

              (f) Waiver Of Claims. Except as otherwise provided in this Agreement, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OF OR DISPOSING OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Borrower hereby further waives, to the extent permitted by law:

                   (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's gross negligence or wilful misconduct;

                   (ii) l other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

                   (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Borrower.

              (g) Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or under the other Line Documents or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Demand Event or any acquiescence therein.

                  SECTION 7.  Miscellaneous Provisions.

                  (a) Notices. Any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Letter Agreement, if to the Borrower, addressed to it at the address set forth on the signature page of this Agreement, and if to the Agent, addressed to it at the address set forth on the signature page of this Agreement. All such notices and other communications shall be deemed to have been given when delivered in person, or received by facsimile or telex; or 4 Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided, that notices to the Agent shall not be effective until received by the Agent.

                  (b) Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                  (c) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect, in that jurisdiction only, such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  (d) Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall not be effective unless the same shall be in writing and signed by the Borrower, the Agent (with the consent of the Lender Parties, as required by the Letter Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                  (e) Interpretation. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Letter Agreement shall have the meaning set forth in the Uniform Commercial Code as in effect at the time of determination in the State of New York, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  (f) Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, the termination of the Letter Agreement and the other Line Documents and the expiry or cancellation (undrawn) of all Letters of Credit that are not

Adequately Collateralized (the "Termination Date"), (ii) be binding upon the Borrower, and its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may assign or otherwise transfer all or any portion of any indebtedness secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in the Letter Agreement.

                  (g) Reinstatement. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by such or any other Secured Party upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to the Borrower, or upon or during the occurrence of any dissolution, liquidation or winding up of the Borrower, all as though such payments had not been made.

                  (h) Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the occurrence of the Termination Date.

                  (i) Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower and shall constitute Secured Obligations secured by this Agreement.

                  (j) No Duty on Agent. The powers conferred on the Agent hereunder are solely to protect the interest of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. To the extent the Collateral is held by a custodian, the Agent shall be deemed to have exercised reasonable care if it has selected the custodian with reasonable care.

                  (k) No Release of Obligations. Nothing set forth in this Agreement shall relieve the Borrower from the performance of any term, covenant, condition or agreement on the Borrower's part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Borrower's part to be so performed or observed or shall impose any liability on the Agent or any Secured Party for any act or omission on the part of the Borrower relating thereto or for any breach of any representation or warranty on the part of the Borrower contained in this Agreement or any other Line Document or under or in respect of the Collateral or made in connection herewith or therewith. Without limiting the foregoing, the Borrower shall remain liable under each Assigned Agreement to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, the Agent shall not have any obligation or liability under any Assigned Agreement by reason of this Agreement, and the exercise by the Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any Assigned Agreement. In the event that the Agent on behalf of the Secured Parties succeeds to the Borrower's interest in, to and under any Assigned Agreement, whether by foreclosure or otherwise, the Agent shall not, either on behalf of itself or the Secured Parties, assume any liabilities or obligations of the Borrower relating to such Assigned Agreement.

                  (l) Delays; Partial Exercise of Remedies. No delay or omission of the Agent to exercise any right or remedy hereunder, whether before or after the happening of any Demand Event, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Demand Event. No single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  (m) Release of Lien. Upon the occurrence of the Termination Date, the Agent shall, upon the request and at the sole cost and expense of the Borrower, forthwith assign, transfer and deliver to the Borrower, against receipt and without recourse to or warranty by the Agent, such of the Collateral as may be in the possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, on the order of and at the sole cost and expense of the Borrower, and proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement and/or the release of such Collateral. Except as provided in this
Section 7(m), none of the Collateral may be released from the Lien hereof by the Agent without the written consent of each Line of Credit Lender.

                  (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                  (o) GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES.

                  (p) SUBMISSION TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LINE DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

                   (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                   (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 7(a) HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                   (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                   (v) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING.

                  (q) WAIVER OF JURY TRIAL. THE BORROWER AND THE AGENT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LINE DOCUMENTS, OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

                  IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       INDIAN OIL COMPANY



                                       By:     /s/ William S. Sudhaus
                                          ------------------------------------
                                          Name: William S. Sudhaus
                                          Title: CEO
                                          Facsimile No.: (610) 995-2477

Accepted and Agreed as of the date first above written:

BT COMMERCIAL CORPORATION,
   as Agent


By:   /s/ J. Jeffcott Ogden
   -----------------------------------
   J. Jeffcott Ogden, SVP
   14 Wall Street
   New York, New York  10005
   Fasimile No.: (212) 618-2630